EXHIBIT 23.1


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 1998 included in Equifax Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, as amended on May 15, 1998.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


Atlanta, Georgia
December 4, 1998